UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2008

PSPP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification

11710 Old Georgetown Road, Suite 808 North Bethesda, MD 20852
(Address of principal executive offices, including zip code)

301/230-9874
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant.

On July 14, 2008, Teresa Palumbo and Mary Radomsky, the then sole Directors, resigned after first increasing the Board of Directors to six (6) members and electing Frederic Richardson, Sarah Jackson, Linda Russell and Adrienne Venson as members of the Board of Directors to fill the vacancy created by the expansion of the Board.  Ms. Palumbo and Ms. Radomsky then immediately resigned as Officers and Directors and the number of the Board of Directors was thereby decreased to four (4) members.  Upon the resignation of Ms. Palumbo and Ms. Radomsky becoming effective, the Board appointed Frederic Richardson as Chairman of the Board and President, Sarah Jackson as Treasurer and CFO, Linda Russell as COO, and Adrienne Venson as CEO and Secretary.

ITEM5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

See ITEM 5.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 17, 2008

PSPP HOLDINGS, INC.

By: /s/ Frederic Richardson Name: Frederic Richardson Title: Chief Executive Officer

By: /s/ Sarah Jackson, CPA Name: Sarah Jackson, CPA Title: Chief Financial Officer